Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: September 6, 2005 09:53 AM Pacific Time Incorporation Number:  BC0344472

Recognition Date: Incorporated on April 28, 1988

Delivery Address:

700 - 625 HOWE ST. VANCOUVER BC V6C 2T6 CANADA

Ministry of Finance

Mailing Address:

Location:

Corporate and Personal

PO BOX 9431 Stn Prov Govt. 2nd Floor - 940 Blanshard St.

Property Registries

Victoria BC V8W 9V3

Victoria BC

www.corporateonline.gov.bc.ca

250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

RON TOWNSHEND September 6, 2005

NOTICE OF ARTICLES

Name of Company:

PERMISSION MARKETING SOLUTIONS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:

700 - 625 HOWE ST. VANCOUVER BC V6C 2T6 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:

Delivery Address:

700 - 625 HOWE ST.

700 - 625 HOWE ST.

VANCOUVER BC V6C 2T6

VANCOUVER BC V6C 2T6

CANADA

CANADA

BC0344472 Page: 1 of 2

BRITISH
COLUMBIA

Ministry of Finance Corporate and Personal Property Registries

NOTICE OF ALTERATION
Section 257 (4) Business Corporations Act

Freedom of Information and Protection of Privacy ACT (FIPPA)

The personal information requested on this for is made available to the public under the authority of Business Corporation ACT Question about how the FIPPA applies to the is personal information can be direct to the Administrative Assistant of the Corporate and Personal Property Registries at 250-356-1198,PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3

0 c_~ A translation of company name

[~

~~ Pre-existing Company Provisions

~~

~~ Authorized Share Structure

(applies to special rights or restrictions only)

one 250358-0626

DO NOT MAIL THIS FORM to the Corporate and Persona Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires this form to be filed on the Internet at www.corporateonline.gov.bc.ca

A . INCORPORATION NUMBER OF COMPANY 3 44472

B. NAME OF COMPANY

PERMISSION MARKETING SOLUTIONS INC.

C. ALTERATIONS TO THE NOTICE OF ARTICLES

Phase indicate what information on the Notice of Articles is to be altered or added

~~

~~ Company name

n Date of a Resolution or Court Order

D. ALTERATION EFFECTIVE DATE - Choose one of the following:

~~

~~

The alteration is to take effect at the time that this notice is filed with the registrar. The alteration is to take effect at 12:01 a.m. Pacific Time on being odate that is not more than ten days after the date of the filing of this notice.

The alteration is to take effect at

 - 1:1 a.m. or El p.m. Pacific Time on

being a date and time that is not more than ten days after the date of the filing of this notice.

E. CHANGE OF COMPANY NAME

The company is to change its name from

to (choose one of the following):

F~

~-~

This name

has been reserved for the company under name reservation number

or

[~

~~

a name created by adding "B.C. UdY after the incorporation number of the company.

F. TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions: Set out every new translation of the company name that the company intends to use outside of Canada. not applicable

Rev. 2004/7/27

FORM 11 -Louch Systems Design Inc. - Approved September 3, 2004

Page I Adapted and reprinted with permission of the Province of British Columbia -@ 2004

AUTHORIZED SIGNING SIGNATUR AUTHOR Y R^Z THE COMPANY

DATE SIGNED YYvY/MM /DD

2005 / 09 / 06

Changes: Change the following translation(s) of the company name:

PREWOUS TRANSLATION OF THE COMPANY NAME

NEW TRANSLATION OF THE COMPANY NAME

Deletions: Remove the following translation(s) of the company name:

G. PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act)

Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

~~ The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.

H. AUTHORIZED SHARE STRUCTURE

Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.

vYYY/MM /Do
! !

/ 2005 / OT / 26 !

Set out the new authorized share structure

Identifying name o class or series of shares	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares or series	of this class of shares	Am them sycial right or restrictions attached to the shams & ttik class or series of shams?
	MA UNA NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO
Common	Unlimited	Without	n/a	140

i CERTIFIED CORRECT - I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY

 Jeffrey B. Lightfoot, Solicitor

/

Cr,

~

wey 2000727

FORM 11 -L*uch Systems Design Inc. -*pnmvmd September 3, 2N4

Page 2 Adapted and reprinted with permission of the Province of British Columbia - © 2004

Date and Time: September 6, 2005 09:53 AM Pacific Time

Filed Date and Time.,

September 6, 2005 09:53 AM Pacific Time AltenytionDatnandT7nro.NmtioeofArtidesA!buredonSnpternbarG.2O05OS:53AK8PacifinTirne

Incorporation Number:

Ministry of Finance

Mailing Address:

Location:

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Corporate and Personal

PO BOX9431Stn PmvGovL 2ndFloor -8408!onnhandSt.

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Property Registries

Victoria BCV8VVSV3

Victoria BC

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250358'8020

Notice = ~~V

^~ Alteration

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FORM /Y

BUSINESS CORPORATIONS ACT Section 257

NOTICE OF ALTERATION

Name of Company:

PERMISSION MARKETING SOLUTIONS INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar. PRE-EXISTING COMPANY PROVISIONS

ThocOrnpanyhasneS0!vedthoithePre-existingCOOnpGnyProvieionSn0!0ngar8pp!yk}thiomomnpony. ADD A RESOLUTION DATE:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

New Resolution Date:
July 25, 2005

BC0344472 Page: 2 of 2

AUTHORIZED SHARE STRUCTURE

. No Maximum

COMMON Shares

Without Par Value

Without Special Rights or Restrictions attached

---- --- --- -------- ---- ------------- - - ----

BC0344472 Page: 2 of 2

DIRECTOR INFORMATION

Jame, First Name, Middle Name: ERSA, NADIA

Mailing Address:

Delivery Address:

202 - 837 W. HASTINGS ST.

202 - 837 W. HASTINGS ST.

VANCOUVER BC V6C 3N6

VANCOUVER BC V6C 3N6

CANADA

CANADA

Last Name, First Name, Middle Name: McGRATH, MARION

Mailing Address:

Delivery Address:

202 - 837 W. HASTINGS ST. 202 - 837 W. HASTINGS ST. VANCOUVER BC V6C 3N6 VANCOUVER BC V6C 3N6 CANADA  CANADA

Last Name, First Name, Middle Name: GELMON, MARK

Mailing Address:

Delivery Address:

1101 - 1500 HOWE ST.

1101 - 1500 HOWE ST.

VANCOUVER BC V6Z 2N1

VANCOUVER BC V6Z 2N1

CANADA

CANADA

ame, First Name, Middle Name: STEVE

Mailing Address:

Delivery Address:

2838 W. 36TH AVE.

2838 W. 36TH AVE.

VANCOUVER BC V6N 2R1

VANCOUVER BC V6N 2R1

CANADA

CANADA

RESOLUTION DATES:

Date(s) of Resolutions) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

July 25, 2005

AUTHORIZED SHARE STRUCTURE

1. No Maximum

COMMON Shares

Without Par Value

Without Special Rights or Restrictions attached

BC0344472 Page: 2 of 2